UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2015

ZELTIQ Aesthetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35318	27-0119051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4698 Willow Road, Suite 100

Pleasanton, CA 94588

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (925) 474-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

ZELTIQ Aesthetics, Inc. held its Annual Meeting of Stockholders on June 17, 2015. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of the number of votes cast for or withheld for each of the two directors, and for, against, abstenting and broker non-votes with respect to the other matters. A more complete description of each matter is set forth in ZELTIQ’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2015.

1. ZELTIQ’s stockholders elected each of the two directors proposed by ZELTIQ for re-election, to serve until ZELTIQ’s 2018 Annual Meeting of Stockholders or until her successor has been elected and qualified. The tabulation of votes on this matter was as follows:

Nominee	Shares Voted For	Shares Withheld
Mary M. Fisher	27,100,993	1,007,744
Jean M. George	27,050,744	1,057,993

There were 4,278,533 broker non-votes for this proposal.

2. ZELTIQ’s stockholders ratified the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of ZELTIQ for its fiscal year ending December 31, 2015. The tabulation of votes on this matter was as follows:

Shares voted for:	31,532,197
Shares voted against:	252,200
Shares abstaining:	602,873
Broker non-votes	0

3. ZELTIQ’s stockholders approved, on an advisory basis, a resolution approving the compensation of ZELTIQ’s named executive officers, as disclosed in the proxy statement. The tabulation of votes on this matter was as follows:

Shares voted for:	22,081,608
Shares voted against:	5,480,344
Shares abstaining:	546,785
Broker non-votes	4,278,533

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZELTIQ AESTHETICS, INC.

Dated: June 17, 2015	By:	/s/ Sergio Garcia
Sergio Garcia
Senior Vice President, General Counsel & Secretary